PRICING SUPPLEMENT NO. 64                                        Rule 424(b)(3)
DATED: November 5, 1997                                      File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:             Floating Rate Notes      Book Entry Notes
$202,000,000                  [x]                      [x]

Original Issue Date:          Fixed Rate Notes         Certificated Notes
November 7, 1997              [_]                      [_]

Maturity Date:
November 9, 1998

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                            Optional        Optional
                       Redemption           Repayment       Repayment
Redeemable On          Price(s)             Date(s)         Price(s)
-------------          ----------           ---------       ----------

N/A                    N/A                  N/A             N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Quarterly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Quarterly

[_]         CMT Rate

Initial Interest Rate: 5.72344%

Index Maturity:  Three Months

Spread (plus or minus): -0.05%

-----------------------
*        February 6, 1998, May 6, 1998 and August 6, 1998.

** February 6, 1998, May 6, 1998, August 6, 1998 and at maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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